EXHIBIT INDEX


Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3

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Exhibit A:

Wynstone Partners, L.P. ("the Partnership")
Exhibits/Attachments to Form N-SAR
June 30, 1999
File Number:  811-08959
CIK Number:  0001068235

Item 77O

Date                  Principal                Amount
Purchased             Amount of    Price/    Purchased
AND Issue              Offering    Spread     by Fund

05/03/99
The Goldman Sachs
Group, Inc.          $3 Billion     1.35    1,050 shares

05/24/99
National Commerce   $116,875,000   .701        9000
Bancorporation